United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 17, 2014

Kayne Anderson MLP Investment Company

(Exact name of Registrant as Specified in its Charter)

Maryland	811-21593	56-2474626
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

811 Main Street, 14th Floor

Houston, TX 77002

(Addresses of Principal Executive Offices)

(877) 657-3863

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Kayne Anderson MLP Investment Company

Current Report on Form 8-K

Item 8.01. Other Events

Imposition of Temporary Suspension Period under Exchange Offer Registration Statement Prospectus

Background

On August 22, 2013, Kayne Anderson MLP Investment Company (the “Company”) issued $175,000,000 in aggregate principal amount of unregistered Series HH Floating Rate Senior Notes due August 19, 2016 (the “Old Notes”). In connection with the issuance of the Old Notes, the Company entered into a registration rights agreement with the initial purchaser thereto (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, (i) file with the Securities and Exchange Commission (the “Commission”), and use its reasonable best efforts to cause to become effective, a registration statement with respect to its new Series HH Floating Rate Senior Notes due August 19, 2016 (the “New Notes”), and (ii) complete an exchange offer of the New Notes for any and all outstanding Old Notes (the “Exchange Offer”). The notes offered in the exchange (i.e., the New Notes) have terms identical to the original notes (i.e., the Old Notes) except that they are no longer subject to resale restrictions.

The Company filed a Registration Statement (File Nos. 333-192144 and 811-21593) on Form N-14 with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) , and the Investment Company Act of 1940, as amended (as such Registration Statement was amended, the “Exchange Offer Registration Statement”) to comply with its obligations under the Registration Rights Agreement. The Exchange Offer Registration Statement was declared effective, and the Exchange Offer commenced, on December 12, 2013 and the Exchange Offer expired at 12:00 midnight on January 10, 2014. Of the $175,000,000 in aggregate principal amount in Old Notes initially held by the Initial Purchaser, $174,700,000 in aggregate principal amount of Old Notes was tendered and accepted for exchange in the Exchange Offer.

Pursuant to the Registration Rights Agreement, the Company agreed, subject to the deferral and suspension periods as discussed below, to use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act to ensure that it is available for sales of New Notes by Exchanging Dealers during the period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective (the “Exchange Offer Registration Period”). The Company has the right to suspend sales under the Registration Statement, to defer the updating of the Registration Statement and to suspend sales thereunder for a period of not more than sixty (60) consecutive days (and, in the aggregate, not more than ninety (90) days) per any one year period, if it determines that it would be materially detrimental to the Company to file such Exchange Offer Registration Statement or continue sales under such Exchange Offer Registration Statement and concludes, as a result, that it is in the Company’s best interests and the best interests of its stockholders to defer the filing of such Exchange Offer Registration Statement or suspend such sales under such Exchange Offer Registration Statement at such time. An “Exchanging Dealer” is defined under the Registration Rights Agreement as “any Holder (which may include the “initial purchaser”) that is a broker-dealer and elects to exchange for New Notes any Old Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any affiliate of the Company”.

Filing of the Company’s 2013 Annual Report and Imposition of Suspension Period

The Company filed its Annual Report to Stockholders on Form N-CSR with the Commission on January 17, 2014 (the “2013 Annual Report”). The 2013 Annual Report includes the Company’s audited financial statements, and the accompanying notes thereto, as of and for the year ended November 30, 2013 and financial highlights for period September 28, 2004 through November 30, 2004 and for the fiscal years ended November 30, 2005 through 2013.

As a result, on the same day as the filing of the 2013 Annual Report, the Company imposed a suspension period (the “Suspension Period”), effective 5:00 p.m. Eastern Time, on January 17, 2014, on all applicable holders of New Notes, including the Exchanging Dealers, until further notice by the Company relating to their ability to sell any New Notes under the Exchange Offer Registration Statement. The Company imposed the Suspension Period because it plans to file a Post-Effective Amendment to the Exchange Offer Registration Statement to include the Company’s 2013 audited financial statements and a summary of the results of the Exchange Offer. The Suspension Period shall be lifted by the Company after the Post-Effective Amendment becomes effective, a new Prospectus is filed with the Commission and the Company communicates to all applicable holders, including Exchanging Dealers, that the Suspension Period has ended and sales may resume.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE ANDERSON MLP INVESTMENT COMPANY

Date: January 21, 2014	By:	/s/ Terry A. Hart
Terry A. Hart
Chief Financial Officer